Exhibit 99.1

MacroGenics Provides Update on Corporate Progress and 2024 Financial Results

•Fully enrolled LORIKEET, a randomized 150-patient Phase 2 study of lorigerlimab in combination with docetaxel in patients with mCRPC
•Initiating new LINNET Phase 2 study of lorigerlimab in ovarian cancer
•Advancing multiple novel topoisomerase 1 inhibitor-based ADCs, including MGC026, MGC028 and MGC030
•Discontinuing further internal clinical development of vobra duo; exploring potential partnering
•Cash, cash equivalents and marketable securities of $201.7 million as of December 31, 2024; cash runway extended into the second half of 2026
•Conference call scheduled for today at 4:30 p.m. ET

ROCKVILLE, MD., Mar 20, 2025 (GLOBE NEWSWIRE) — MacroGenics, Inc. (NASDAQ: MGNX), a biopharmaceutical company focused on discovering, developing, manufacturing and commercializing innovative antibody-based therapeutics for the treatment of cancer, today provided an update on its recent corporate progress and reported financial results for the year ended December 31, 2024.

"We concluded 2024 with the achievement of multiple clinical development milestones, including the completion of enrollment in the LORIKEET Phase 2 study evaluating lorigerlimab in combination with docetaxel in patients with mCRPC. We look forward to building upon this momentum in 2025 as we work to advance our novel pipeline of clinical product candidates, including lorigerlimab, MGC026 and MGC028,” said Scott Koenig, M.D., Ph.D., President and CEO of MacroGenics. “Finally, we have determined that the results of the TAMARACK Phase 2 study of vobra duo in mCRPC do not support additional financial investment by MacroGenics. We believe the B7-H3 target continues to have potential and are pleased with the progress being made with our alternate anti-B7-H3 ADC, MGC026.”

Updates on Proprietary Investigational Programs

Lorigerlimab is a bispecific, tetravalent PD-1 × CTLA-4 DART® molecule designed to enhance CTLA-4 blockade on dual-expressing, tumor-infiltrating lymphocytes compared to a PD-1/CTLA-4 monoclonal antibody (mAb) combination therapy, while maintaining maximal PD-1 blockade on all PD-1-expressing cells.
•Enrollment is now complete in the ongoing LORIKEET Phase 2 trial, a 150 patient randomized study of lorigerlimab in combination with docetaxel vs. docetaxel alone in second-line, chemotherapy-naïve patients with metastatic castration-resistant prostate cancer (mCRPC). The Company expects to provide a clinical update in the second half of 2025.

•Based on MacroGenics’ cumulative experience to date from its Phase 1 and Phase 2 studies of lorigerlimab, including in mCRPC – a tumor setting historically insensitive to checkpoint inhibition – the Company plans to conduct the LINNET Phase 2 study. This clinical trial will evaluate lorigerlimab as monotherapy in patients with either platinum-resistant ovarian cancer (PROC) or clear cell gynecologic cancer (CCGC); both represent areas of unmet need and historically have been relatively insensitive to checkpoint inhibitor therapy. The study’s primary endpoint is ORR, with multiple secondary endpoints to be explored. The Company anticipates enrolling up to 40 patients with PROC and up to 20 patients with CCGC in LINNET, which is expected to commence by mid-2025.

Emerging ADC Pipeline. MacroGenics is developing two clinical and one preclinical antibody-drug conjugate (ADC) molecules that each incorporate a novel, glycan-linked topoisomerase I inhibitor (TOP1i)-based payload developed by the Company’s collaboration partner, Synaffix (a Lonza company). These three candidates are described below.
•MGC026 is a TOP1i-based ADC that targets B7-H3, an antigen with broad expression across multiple solid tumors and a member of the B7 family of molecules involved in immune regulation. MGC026 shares the same variable domain as that of vobra duo. MGC026 is currently being evaluated in a Phase 1 dose escalation study in patients with advanced solid tumors, with dose expansion in selected indications expected to initiate in 2025.

•MGC028 is a TOP1i-based ADC that targets ADAM9, a member of the ADAM family of multifunctional type 1 transmembrane proteins that play a role in tumorigenesis and cancer progression and is overexpressed in multiple cancers. The Company previously presented preclinical data showing antitumor activity of MGC028 in in vivo models. Also, in a non-human primate study, MGC028 was well tolerated at high dose levels with mild, reversible side effects and no ocular toxicity, which is often a concern with tubulin-inhibitor-based ADCs. The first patient was recently dosed in a Phase 1 study of MGC028 in patients with advanced solid tumors.

•MGC030 is a preclinical TOP1i-based ADC that targets an undisclosed antigen expressed across several solid tumors. There are currently no approved therapeutics to this target. An Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA) for MGC030 is planned for 2026.

Updates on Selected Partnered Programs
•MGD024 is a next-generation CD123 × CD3 DART molecule. Under an October 2022 exclusive option and collaboration agreement with Gilead Sciences, Inc. (Gilead), MacroGenics continues to enroll patients in a Phase 1 dose escalation study of MGD024 in patients with CD123-positive neoplasms, including acute myeloid leukemia and myelodysplastic syndromes. Gilead has the option to license MGD024 at predefined decision points during the Phase 1 study.
•ZYNYZ® (retifanlimab-dlwr) is a monoclonal antibody targeting PD-1 that the Company licensed to Incyte Corporation (Incyte) in 2017. In July 2024, Incyte announced positive Phase 3 top-line results for its registrational studies of retifanlimab in squamous cell carcinoma of the anal canal (SCAC) and non-small cell lung cancer (NSCLC) and continues to conduct global studies of retifanlimab across multiple indications. In February 2025,

Incyte disclosed that its supplemental Biologics License Application (sBLA) for retifanlimab in advanced/metastatic SCAC was filed with the FDA in December 2024, with approval anticipated in the second half of 2025. To date, MacroGenics has received $365.0 million in upfront and milestone payments from Incyte under the agreement and remains eligible for up to $540.0 million in additional development, regulatory and commercial milestones.
•MARGENZA® (margetuximab-cmkb) global rights were sold to TerSera Therapeutics LLC (TerSera), a privately-held biopharmaceutical company with a focus on oncology and non-opioid pain management, pursuant to an agreement previously announced. TerSera made a payment of $40.0 million to MacroGenics at closing in November 2024 and MacroGenics may receive additional sales milestone payments of up to an aggregate of $35.0 million. MacroGenics subsequently paid an $8.0 million amendment fee to its former commercialization partner during the fourth quarter of 2024. MacroGenics will manufacture MARGENZA drug substance on behalf of TerSera going forward.
Update on Vobramitamab Duocarmazine
Vobramitamab duocarmazine (vobra duo) is an ADC with a cleavable peptide linker designed to deliver a DNA-alkylating duocarmycin payload to solid tumors that express B7-H3.
•Results for the concluded TAMARACK Phase 2 study included, based on a February 21, 2025 data cut-off, mature median radiographic progression-free survival (rPFS) of 9.5 months for the 2.0 mg/kg cohort (95% CI, 8.5-11.2) and 10.0 months for the 2.7 mg/kg cohort (95% CI, 7.4-11.4) in patients with mCRPC. Safety data from the study remained consistent with prior data disclosures.
•Based on its assessment of the vobra duo safety and efficacy profile and an internal resource and portfolio review, MacroGenics has decided not to pursue further internal development of vobra duo and will instead explore potential alternatives for partnering this program.

2024 Financial Results
•Cash Position: Cash, cash equivalents and marketable securities balance as of December 31, 2024, was $201.7 million, compared to $229.8 million as of December 31, 2023.
•Revenue: Total revenue was $150.0 million for the year ended December 31, 2024, compared to total revenue of $58.7 million for the year ended December 31, 2023. The increase was primarily due to a net increase of $85.0 million in revenue recognized from milestones achieved under the Incyte License Agreement.
•R&D Expenses: Research and development expenses were $177.2 million for the year ended December 31, 2024, compared to $166.6 million for the year ended December 31, 2023. The increase was primarily due to increased research, development, manufacturing and clinical costs related to MGC028, the Company’s preclinical ADC pipeline and lorigerlimab, offset by decreased development and clinical trial costs related to the Company’s discontinued projects and margetuximab.
•SG&A Expenses: Selling, general and administrative expenses were $71.0 million for the year ended December 31, 2024, compared to $52.2 million for the year ended

December 31, 2023. The increase was due to an amendment fee paid by MacroGenics to its former commercial partner pursuant to the sale of MARGENZA and increased non-cash stock-based compensation and accrued severance expenses related to the separation agreement with the Company’s Chief Executive Officer.
•Other Income: Other income for the year ended December 31, 2024, reflected a $36.3 million gain recognized on the sale of MARGENZA.
•Net Loss: Net loss was $67.0 million for the year ended December 31, 2024, compared to net loss of $9.1 million for the year ended December 31, 2023.
•Shares Outstanding: Shares of common stock outstanding as of December 31, 2024 were 62,819,857.
•Cash Runway Guidance: MacroGenics anticipates that its cash, cash equivalents and marketable securities balance of $201.7 million as of December 31, 2024, in addition to projected and anticipated future payments from partners should extend its cash runway into the second half of 2026. The Company’s expected funding requirements reflect anticipated expenditures related to the ongoing Phase 2 LORIKEET study of lorigerlimab in mCRPC as well as MacroGenics’ other clinical and preclinical studies currently ongoing.
Conference Call Information
To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.

The listen-only webcast of the conference call can be accessed under "Events & Presentations" in the Investor Relations section of MacroGenics’ website at http://ir.macrogenics.com/events.cfm. A recorded replay of the webcast will be available shortly after the conclusion of the call and archived on MacroGenics’ website for 30 days following the call.

MACROGENICS, INC.
SELECTED CONSOLIDATED BALANCE SHEET DATA
(Amounts in thousands)

	December 31, 2024	December 31, 2023

Cash, cash equivalents and marketable securities	$201,667	$229,805
Total assets	261,655	298,418
Deferred revenue	71,822	80,894
Total stockholders' equity	116,057	152,613

MACROGENICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in thousands, except share and per share data)

	Year Ended December 31,
	2024	2023	2022
Revenues:
Collaborative and other agreements	$118,856	$29,421	$119,303
Product sales, net	16,426	17,939	16,727
Contract manufacturing	13,057	9,833	13,988
Government agreements	1,623	1,556	1,923
Total revenues	149,962	58,749	151,941
Costs and expenses:
Cost of product sales	847	619	3,351
Cost of manufacturing services	11,452	7,603	4,033
Research and development	177,194	166,583	207,026
Selling, general and administrative	71,047	52,188	58,949
Total costs and expenses	260,540	226,993	273,359
Loss from operations	(110,578)	(168,244)	(121,418)
Gain on royalty monetization arrangement	—	150,930	—
Gain on sale of MARGENZA	36,250	—	—
Interest and other income	9,421	9,686	1,660
Interest and other expense	(1,115)	(1,430)	—
Loss before income taxes	(66,022)	(9,058)	(119,758)
Income tax provision	944	—	—
Net loss	(66,966)	(9,058)	(119,758)
Other comprehensive income (loss):
Unrealized gain (loss) on investments	10	(1)	56
Comprehensive loss	$(66,956)	$(9,059)	$(119,702)

Basic and diluted net loss per common share	$(1.07)	$(0.15)	$(1.95)
Basic and diluted weighted average common shares outstanding	62,621,185	61,929,198	61,433,124

About MacroGenics, Inc.
MacroGenics (the Company) is a biopharmaceutical company focused on discovering, developing, manufacturing and commercializing innovative monoclonal antibody-based therapeutics for the treatment of cancer. The Company generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms, which have applicability across broad therapeutic domains. The combination of MacroGenics' technology platforms and protein engineering expertise has allowed the Company to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. For more information, please see the Company's website at www.macrogenics.com. MacroGenics, the MacroGenics logo and DART are trademarks or registered trademarks of MacroGenics, Inc.

Cautionary Note on Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for MacroGenics (“Company”), including statements about the Company’s strategy, future operations, clinical development of and regulatory plans for the Company’s therapeutic candidates, expected timing of the release of clinical updates and safety and efficacy data for the Company’s ongoing clinical trials and other statements containing the words “subject to”, "believe", “anticipate”, “plan”, “expect”, “intend”, “estimate”, “potential,” “project”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions, or by discussions of strategy constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks that TZIELD, lorigerlimab, ZYNYZ, or any other product candidate’s revenue, expenses and costs may not be as expected, risks relating to TZIELD, lorigerlimab, ZYNYZ, or any other product candidate’s market acceptance, competition, reimbursement and regulatory actions; future data updates, including timing and results of efficacy and safety data with respect to product candidates in ongoing clinical trials; our ability to provide manufacturing services to our customers; the uncertainties inherent in the initiation and enrollment of future clinical trials; the availability of financing to fund the internal development of our product candidates; expectations of expanding ongoing clinical trials; expectations for the timing and steps required in the regulatory review process; expectations for regulatory approvals; expectations of future milestone payments; the impact of competitive products; our ability to enter into agreements with strategic partners and other matters that could affect the availability or commercial potential of the Company's product candidates; business, economic or political disruptions due to catastrophes or other events, including natural disasters, terrorist attacks, civil unrest and actual or threatened armed conflict, or public health crises; costs of litigation and the failure to successfully defend lawsuits and other claims against us; and other risks described in the Company's filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

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CONTACTS:
Jim Karrels, Senior Vice President, CFO
1-301-251-5172
info@macrogenics.com

Argot Partners
1-212-600-1902
macrogenics@argotpartners.com